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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2008

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870
(State or other jurisdiction of incorporation)	(Commission File No.)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

     On October 6, 2008, we announced today that a major Coal Bed methane (CBM) operator has conducted and concluded a 90-day test of the ARID tool in a well located in the Powder River Basin Dead Horse Creek area. The test purpose was two fold: to provide the land owner with data demonstrating that injection of CBM water into the receiving aquifer would not impact nearby domestic water wells, and; to provide a major CBM operator with data demonstrating ARID's ability to deliver and inject CBM water into the receiving aquifer at the rate required by the well's operating plan. ARID's success in meeting the requirements of both the CBM operator and the landowner has resulted in a decision by the CBM operator to prepare more wells in the test area for ARID installations. In addition, the major CBM operator is gathering data for DEQ permits in new locations throughout the Powder River Basin.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description
	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 6th day of October, 2008.

BIG CAT ENERGY CORPORATION

BY:   RICHARD STIFEL
         Richard Stifel, Principal Financial Officer,
         Principal Accounting Officer, Secretary and
         Treasurer.